EXHIBIT 1






                            STOCK PURCHASE AGREEMENT

                            dated as of March 2, 2001

                                 by and between

                            E-LINK INVESTMENT LIMITED

                                       AND

                              ANKA CAPITAL LIMITED

                         with respect to 244,897 shares

                      of common stock, $.001 par value, of

                        CHINA RESOURCES DEVELOPMENT, INC.

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT dated as of March 2, 2001, is made and entered into by and between Anka Capital Limited, a British Virgin Islands company (the "Purchaser"), and E-link Investment Limited, a British Virgin Islands company (the "Seller").

         WHEREAS, Seller owns two hundred forty-four thousand eight hundred ninety seven (244,897) shares of common stock, par value $.001 per share ("Common Stock"), of China Resources Development, Inc., a Nevada corporation (the "Company"), constituting approximately 29% of the issued and outstanding common stock of the Company; and

         WHEREAS, Seller desires to sell, and Purchaser desires to purchase, all of the Common Stock owned by Seller (the "Shares") on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           SALE OF SHARES AND CLOSING

         1.1 Purchase and Sale. Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, all of the right, title and interest of Seller in and to the Shares at the Closing on the terms and subject to the conditions set forth in this Agreement.

         1.2 Purchase Price. The purchase price for the Shares is $658,160 United States Dollars (the "Purchase Price"), based upon a per share price of $2.6875 United States Dollars, representing the closing price of the common stock of the Company as quoted on the Nasdaq SmallCap Market on March 1, 2001, being the immediate trading day prior to the date of the Agreement. The Purchase Price is payable in immediately available funds in the manner provided in
Section 1.3.

         1.3 Closing. The Closing is taking place concurrently with the execution of this Agreement. Purchaser is tendering herewith the Purchase Price by wire transfer of immediately available funds to Seller on account, as follows:

                  Account Name:             E-link Investment Limited
                  Name of Bank:             The Hongkong and Shanghai Banking
                                            Corporation Limited
                  Address:                  401, Two Pacific Place
                                            Hong Kong
                  Account No.:              593-2-013484

Simultaneously, Seller hereby sells, conveys, assigns and transfers to Purchaser good and valid title in and to the Shares, free and clear of all liens, security interests, pledges or encumbrances of any kind, by delivering to Purchaser a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock power endorsed in blank, with signatures medallion guaranteed or notarized thereon. The transactions contemplated hereby shall not be deemed completed until Purchaser has received the Shares and Seller has received the Purchase Price, all in the manner contemplated hereby.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser as follows:

         2.1 Corporate Existence of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands. Seller has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.

         2.2 Authority. The execution and delivery by Seller of this Agreement, and the performance by Seller of its obligations hereunder, have been duly and validly authorized by the Board of Directors of Seller, no other corporate action on the part of Seller or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms.

         2.3 Capital Stock. The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable. Seller owns the Shares beneficially and of record, free and clear of all liens, security interests, pledges or encumbrances of any kind. The delivery of a certificate or certificates at the Closing representing the Shares in the manner provided in Section 1.3 will transfer to Purchaser good and valid title to the Shares, free and clear of all liens, security interests, pledges or encumbrances of any kind other than liens, security interests, pledges or encumbrances created or suffered to exist by Purchaser.

         2.4 No Conflicts. The execution and delivery by Seller of this Agreement do not, and the performance by Seller of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

         (a) conflict with or result in a violation or breach of any of the certificate or articles of incorporation or by-laws (or other comparable corporate charter documents) of Seller or the Company; or

         (b) conflict with or result in a violation, default or breach, as applicable, of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to Seller or the Company or any of their respective assets and properties (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to materially adversely affect the validity or enforceability of this Agreement).

         2.5 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the

United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision on the part of Seller or the Company is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to materially adversely affect the validity or enforceability of this Agreement.

         2.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any person on behalf of Seller in such manner as to give rise to any valid claim by any person against Purchaser or the Company for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Seller as follows:

         3.1 Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of British Virgin Islands. Purchaser has full corporate power and authority to execute and deliver this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby. Purchaser is duly qualified as a foreign corporation to do business, and in good standing, in each jurisdiction where the character of the properties owned or leased by it, or the nature of its activities, is such that qualification as a foreign corporation is required by law.

         3.2 Authority. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and validly authorized by the Purchaser, no other corporate action on the part of Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms.

         3.3 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the performance by Purchaser of its obligations under this Agreement and the consummation of the transactions contemplated hereby will not:

         (a) conflict with or result in a violation or breach of any of the certificate, articles or incorporation or by-laws (or other comparable corporate charter document) of Purchaser; or

         (b) conflict with or result in a violation, default or breach, as applicable, of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to Purchaser or any of its assets and properties (other than such conflicts, violations or breaches which could not in the aggregate reasonably be expected to materially adversely affect the validity or enforceability of this Agreement).

         3.4 Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the

United States, any foreign country, or any domestic or foreign state, county, city or other political subdivision on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, except where the failure to obtain any such consent, approval or action, to make any such filing or to give any such notice could not reasonably be expected to materially adversely affect the validity or enforceability of this Agreement.

         3.5 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any person on behalf of Purchaser in such manner as to give rise to any valid claim by any person against Seller or the Company for a finder's fee, brokerage commission or similar payment.

         3.6 Private, Resale Transaction. Purchaser understands and acknowledges that the Shares are being offered and sold under an exemption from registration provided for in Section 4(1) of the Act and/or 4(1-1/2) promulgated under the Act that it is purchasing the Shares without being furnished any offering literature or prospectus. Purchaser hereby further represents and warrants as follows:

         (a) Purchaser is an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Act.

         (b) Purchaser hereby acknowledges that the Shares have not been approved or disapproved by the U.S. Securities and Exchange Commission (the "SEC") or any other federal or state governmental authority nor has the SEC or any such federal or state governmental authority passed upon the accuracy or adequacy of any of the information provided by the Seller to Purchaser regarding the Company, the Shares or any other related matter.

         (c) Purchaser acknowledges that the Shares have not been registered under the Act, or the laws of any other jurisdiction and that the Shares cannot be sold or transferred by Purchaser unless they are subsequently registered under applicable law or an exemption from registration is available. Purchaser understands that the Company is not required to register or assist in the registration of the Shares or make any exemption from registration available. Purchaser acknowledges that there may be no public market for the Shares and that Purchaser is able (i) to bear the economic risk of this investment, (ii) to hold the Shares indefinitely, and (iii) presently to afford a complete loss of this investment. Purchaser has adequate means of providing for its current needs and contingencies, and has no need for liquidity in this investment.

         (d) Purchaser, or Purchaser together with its purchaser representative, if any, have such knowledge and experience in financial and business matters that it and such representative are capable of evaluating the merits and risks of an investment in the Shares and of making an informed investment decision.

         (e) The Shares are being acquired by Purchaser in good faith solely for its own personal account, for investment purposes only, and are not being purchased for resale, resyndication, distribution, subdivision or fractionalization thereof; Purchaser has no contract, arrangement with any person or present intention to sell, transfer or pledge to any person the Shares or any part thereof, any interest therein or any rights thereto.

         (f) No distributor will participate in the offer, sale or distribution of the Shares. For purposes of this section, "distributor" means any underwriter, dealer, or other person who participates, pursuant to a contractual arrangement, in the distribution of the securities of which the Shares are a part.

         (g) Purchaser is not an underwriter of, or dealer in, the Shares. Purchaser is not participating, nor has Purchaser participated at any time, pursuant to a contractual agreement, in the distribution of the Shares.

         (h) Purchaser agrees that it will not sell or offer to sell or transfer the Shares or any part thereof or interest therein without registration under the Act and applicable state securities laws or an exemption from such registration or pursuant to Rule 144 or Rule 144A. Purchaser understands and acknowledges that the Shares purchased hereunder will bear a legend substantially in the following form:

         THIS SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE LAWS OF ANY OTHER STATE AND WERE SOLD PURSUANT TO EXEMPTIONS FROM REGISTRATION UNDER THAT ACT AND SUCH STATE LAWS. THESE SECURITIES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THAT ACT AND SUCH STATE LAWS AS MAY BE APPLICABLE, OR PURSUANT TO RULE 144 OR 144A UNDER SUCH ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED.

                                   ARTICLE IV

                                 INDEMNIFICATION

         4.1 Obligation of Seller to Indemnify. Seller hereby indemnifies, defends and holds harmless Purchaser and its officers, directors, affiliates, agents and employees, from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         4.2 Obligation of Purchaser to Indemnify. Purchaser hereby indemnifies, defends and holds harmless Seller and its officers, directors, affiliates, agents and employees, from and against any Loss, based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Purchaser contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

         If to Purchaser, to:               Anka Capital Limited
                                            Room 2105, 21/F.,
                                            West Tower, Shun Tak Centre,
                                            200 Connaught Road C.,
                                            Hong Kong
                                            Facsimile No.: (852) 2810 6963
                                            Attn:  Tam Cheuk Ho

         If to Seller, to:                  E-link Investment Limited
                                            Unit 2301-2, 23/F., SUP Tower,
                                            75-83 King's Road,
                                            North Point,
                                            Hong Kong
                                            Facsimile No.: (852) 2807 3886
                                            Attn:   Cheung Yu Shum

All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Section, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Section, be deemed given upon receipt, and (c) if delivered by mail in the manner described above to the address as provided in this Section, be deemed given upon receipt (in each case regardless of whether such notice is received by any other person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         5.2 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         5.3 Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby, including any transfer taxes and agent's fees in connection with the performance of this Agreement.

         5.4 Further Assurances. Subject to the terms and conditions of this Agreement, at any time or from time to time after the Closing, each of the parties hereto shall execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by applicable laws, statutes, rule and regulations, to fulfill its obligations under this Agreement.

         5.5 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

         5.6 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         5.7 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person.

         5.8 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to a wholly- owned subsidiary, provided that any such subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (b) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         5.9 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         5.10 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, statute, rule or regulation, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         5.11 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada applicable to an agreement executed and performed in such State without giving effect to the conflicts of laws principles thereof.

         5.12 Counterparts. This Agreement may be executed in any number of identical counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         5.13 Survival of Representations and Warranties. The representations and warranties of the parties shall survive closing of the transactions contemplated by this Agreement to the full extent of the statute of limitations applicable to actions brought hereunder.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.

                                            "Purchaser"

                                            ANKA CAPITAL LIMITED





                                            By:/s/ Tam Cheuk Ho
                                               ------------------------
                                               Tam Cheuk Ho
                                               Director and Authorized Signatory



                                            "Seller"

                                            E-LINK INVESTMENT LIMITED





                                            By:/s/ Cheung Yu Shum
                                               ---------------------------------
                                               Cheung Yu Shum
                                               Director and Authorized Signatory